Exhibit 99.1

Falcon Minerals Files Definitive Proxy Statement Relating to Pending Merger with Desert Peak Minerals

Special meeting of stockholders to be held on June 3, 2022 at 10:00 a.m. Central Time

Combined company to be named Sitio Royalties following the closing of the merger; Class A common stock and warrants to trade on NYSE under the symbols “STR” and “STR WS”

HOUSTON, Texas—(May 5, 2022)— Falcon Minerals Corporation (“Falcon”) (NASDAQ: FLMN, FLMNW) announced that it has filed, and commenced the mailing of, its definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the pending merger with Desert Peak Minerals (“Desert Peak”), creating a premier, shareholder returns driven company focused on large-scale consolidation of high quality oil & gas mineral and royalty interests across diversified operators. Upon the closing of the transaction (the “Closing”), the combined company will be named Sitio Royalties Corp. (“Sitio”) and its Class A common stock and warrants will trade under the symbols “STR” and “STR WS,” respectively. Following the Closing, Sitio will transfer the listing of its Class A common stock and warrants from the Nasdaq Capital Market LLC to the New York Stock Exchange under the same symbols.

Definitive Proxy Statement, Record and Meeting Date

Falcon has commenced the mailing of the Proxy Statement, dated May 5, 2022, relating to the previously announced merger with Desert Peak. The special meeting of the stockholders of Falcon will be held on June 3, 2022 at 10:00 a.m. Central Time. The meeting will be held via live webcast at www.virtualshareholdermeeting.com/FLMN2022SM. All holders of record of Falcon’s common stock as of the close of business of April 18, 2022 will be entitled to vote their shares at the meeting either in person or by proxy.

Bryan C. Gunderson, President and Chief Executive Officer of Falcon, said: “We are excited to cross another milestone in this transaction process, and we look forward to completing the transaction during the second quarter as previously announced.”

Sitio Royalties

Christopher Conoscenti, current Chief Executive Officer of Desert Peak and future Chief Executive Officer of the combined company, said: “We are excited to announce our prospective new name of Sitio Royalties. In Spanish, Sitio means a site or a place, and historically it was a measure of a large parcel of land in Spanish Texas. The name recognizes the unique cultural heritage of West Texas, the focus area of our business. Rooted in the past but looking to the future, we will, as a combined platform, continue to consolidate the highly fragmented ownership of minerals and royalties.”

About the Companies

Falcon is an Up-C Corporation formed to own and acquire high-quality, oil-weighted mineral rights. Falcon owns mineral, royalty, and over-riding royalty interests covering over 21,000 NRAs in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt, and Gonzales Counties in Texas. Falcon also owns over 12,000 NRAs in the Marcellus Shale across Pennsylvania, Ohio, and West Virginia.

Desert Peak was founded by Kimmeridge, a private investment firm focused on energy solutions, to acquire, own and manage high-quality Permian Basin mineral and royalty interests with the objective of generating cash flow from operations that can be returned to shareholders and reinvested. Desert Peak has accumulated over 105,000 net royalty acres (“NRAs,” when normalized to a 1/8th royalty equivalent) through the consummation of over 180 acquisitions to date.

Forward-Looking Statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about Falcon’s and Desert Peak’s ability to effect the previously announced and pending merger between Falcon and Desert Peak (the “Merger”); the expected benefits and timing of the Merger; future dividends; and future plans, expectations, and objectives for the combined company’s operations after completion of the Merger, including statements about strategy, synergies, future operations, financial position, estimated revenues, projected production, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in the Proxy Statement, Falcon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and Falcon’s Quarterly Reports on Form 10-Q, filed with the U.S. Securities and Exchange Commission (the “SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Neither Desert Peak nor Falcon undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed Merger, Falcon has filed the Proxy Statement with the SEC and will file other documents with the SEC regarding the proposed Merger. Falcon has commenced mailing of the Proxy Statement to Falcon’s stockholders which contains important information about the proposed Merger and related matters. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the Proxy Statement and other relevant documents filed by Falcon with the SEC at the SEC’s website at www.sec.gov. You may also obtain Falcon’s documents on its website at www.falconminerals.com. The references to the SEC’s website and our website are for the convenience of investors and shall not be deemed to be incorporated into any of Falcon’s filings. All website addresses in this prospectus are intended to be inactive textual references only.

Participants in the Solicitation

Desert Peak, Falcon and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the Merger and may have direct or indirect interests in the Merger. Information about Falcon’s directors and executive officers is set forth in the Proxy Statement, its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022, and its other documents which are filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents using the sources indicated above.

Falcon contact:

Matthew B. Ockwood

Chief Financial Officer

mockwood@falconminerals.com

Desert Peak contact:

Carrie Osicka

Chief Financial Officer

(720) 640-7651

Carrie.Osicka@desertpeak.com

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